Exhibit 2.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 16, 2017, by and among Altimmune, Inc., a Delaware corporation, with headquarters located at 19 Firstfield Road, Suite 200 Gaithersburg, Maryland 20878 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.    The Company and the Buyers desire to enter into this transaction to purchase the Preferred Shares (as defined below) and Warrants (as defined below) pursuant to the Registration Statement (as defined below) which is currently effective, has at least $100,000,000 of initial offering price of unallocated securities available for sale as of the date hereof and has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B.    The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible or redeemable into the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (all shares of Common Stock issued or issuable pursuant to the terms of the Certificate of Designations are referred to herein collectively, as the “Conversion Shares”), which Conversion Shares shall be issued pursuant to the Registration Statement or, if such Registration Statement is not available at the time of issuance of such Conversion Shares, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C.    Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Closing (as defined below), (i) that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto (which aggregate number for all Buyers together shall be 15,655,714) and, (ii) Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), representing the right to acquire up to that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (as exercised, collectively, the “Warrant Shares”). All Warrant Shares shall be issued pursuant to the Registration Statement or, if such Registration Statement is not available at the time of issuance of such Warrant Shares, upon a “cashless exercise” pursuant to the terms of the Warrants, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

D.    The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.    PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a)    Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer, severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (i) the number of Preferred Shares in an aggregate amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto and (ii) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (the “Closing”).

(b)    Purchase Price. The purchase price for the Preferred Shares and the related Warrants to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers attached hereto (less, in the case of Hudson Bay Master Fund Ltd. (the “Lead Investor”), any amounts withheld pursuant to Section 4(f)) (the “Purchase Price”).

(c)    Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (other than those conditions which by their nature are to be satisfied at the Closing, but subject to such satisfaction) below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Closing may also be undertaken remotely by electronic transfer of Closing documentation.

(d)    Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of the Lead Investor, any amounts withheld pursuant to Section 4(f)) to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer (x) the number of Preferred Shares (denominated as such Buyer shall request) set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto and (y) Warrants (denominated as such Buyer shall request) such Buyer is purchasing hereunder pursuant to which such Buyer shall have the right to acquire up to such number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.    BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)    Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)    No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c)    Residency. Such Buyer is a resident of the jurisdiction specified below its address on the Schedule of Buyers.

(d)    Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company, including, without limitation, short sales or “derivative” transactions involving the Company’s securities, or any other action designed to cause or to result in the manipulation of the price of any security of the Company during the period commencing as of July 22, 2017 and ending on the date hereof or on the Closing Date, as applicable.

(e)    Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)    Securities Law Filings. Such Buyer acknowledges and agrees that it may have certain reporting obligations pursuant to applicable securities laws, including without limitation, Section 13 and Section 16 of the 1934 Act, and that such Buyer shall be solely responsible for ensuring compliance with such laws.

(h)    No Other Representations. Such Buyer acknowledges and agrees that neither the Company nor any other Person makes or has made any representations and warranties about or relating to the Company or with respect to the transactions contemplated by this Agreement other than those representations and warranties of the Company specifically set forth in Section 3, and such Buyer has not relied on, and expressly disclaims any reliance on, any representation, warranty or other information about or relating to the Company or with respect to the transactions contemplated by this Agreement except for the representations and warranties of the Company set forth in Section 3.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)    Shelf Registration Statement.

(i)    The Company has prepared and filed in conformity with the requirements of the 1933 Act and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the SEC a “shelf” registration statement on Form S-3 (No. 333-217034), which became effective on April 6, 2017, including a base prospectus, (the “Base Prospectus”) relating to Common Stock, preferred stock or warrants of the Company that may be sold from time to time by the Company, in accordance with Rule 415 of the 1933 Act, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Rules and Regulations. The term “Prospectus” means the Base Prospectus, and any amendments or further supplements to such prospectus filed with the SEC, and including, without limitation, the final prospectus supplement (the “Prospectus Supplement”), filed pursuant to and within the limits described in Rule 424(b) with the SEC in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such prospectus supplement. Unless otherwise stated herein, any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the 1933 Act, which were filed under the 1934 Act, on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the 1934 Act after the date of the Registration Statement or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(ii)    The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. As of the date of this Agreement, the Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements with respect General Instruction I.B.1 of Form S-3. The Company filed with the SEC the Registration Statement on such Form S-3, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the 1933 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the SEC thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Prospectus was first filed with the SEC (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the SEC, such Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the forgoing, the Company makes no representations or warranties as to information contained in or omitted from any Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(b)    Prospectus. As of the Applicable Time (as defined below) and as of the Closing Date, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement:

(i)    “Applicable Time” means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(iii)    “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(iv)    “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)    Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) other than as listed on Schedule 3(c) hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event or occurrence that has a material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries, individually or taken as a whole, whether or not occurring in the ordinary course of business, (ii) on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or (iii) the legality, validity, binding effect or enforceability of any of the Transaction Documents; provided that, for purposes of this Section 3, none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred: (1) events or occurrences generally affecting the economy or the debt, credit or securities markets, (2) any acts of God, national disaster, or outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, (3) changes in laws or regulations, (4) changes in GAAP (or interpretations thereof) or (5) events or occurrences generally affecting the industry in which the Company conducts its business, except, in each case, to the extent such events or occurrences have a disproportionate impact on the Company and its Subsidiaries, taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Lock-Up Agreements (as defined in Section 3(yy)), the Voting Agreement (as defined in Section 4(t)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable pursuant to the terms of the Certificate of Designations and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors, and, except as expressly set forth in the Transaction Documents, no further filing, consent, or authorization is required by the Company’s Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. As of immediately prior to the Closing, the Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(e)    Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. A number of shares of Common Stock shall have initially been duly authorized and reserved for issuance which equals at least 150% of the maximum number of shares of Common Stock issuable (i) pursuant to the terms of the Certificate of Designations (without taking into account any limitations on the conversion or redemption of the Preferred Shares set forth in the Certificate of Designations) and (ii) upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) (150% of such aggregate number of shares in clauses (i) and (ii), the “Required Reserve Amount”). Except as expressly contemplated by the Transaction Documents, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon issuance pursuant to the terms of the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f)    Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company’s incorporation. As of the date hereof, immediately prior to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (1) 100,000,000 shares of Common Stock, of which 15,422,913 shares are issued and outstanding, 2,705,307 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 4,658 shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, and (2) 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(f) hereto or as expressly contemplated by the Transaction Documents, (i) none of the

Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments binding on the Company or any if Subsidiaries containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents (as defined in Section 3(ww)) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. Schedule 3(f) set forth the material terms of any outstanding warrants of the Company, including, without limitation, the exercise price, put rights or other special features and expiration date thereof.

(g)    Disclosure.

(i)    The SEC has not issued an order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the SEC. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii)    The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries that will not be included in the 8-K Filing (as defined in Section 4(j)). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date hereof did not at the time of release contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in the light of the circumstances in which they were made, not misleading. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents. For the purpose of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h)    Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i)    Ineligible Issuer Status. At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j)    Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position of the Company and the consolidated Subsidiaries and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting consistently applied throughout the periods involved (“GAAP”), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)    Accountants. Each of Ernst & Young LLP, BDO USA, LLP and BDO LLP, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l)    Weaknesses or Changes in Internal Accounting Controls. Neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m)    Sarbanes- Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The NASDAQ Global Market (the “Principal Market”), if applicable, thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n)    Litigation. There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)    Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)    Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(q)    Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect and there has not been any material transaction entered into by the Company or the Subsidiaries, including, without limitation, (i) declaration or payment of any dividends, (ii) sale of any assets, individually or in the aggregate, in excess of $250,000 or (iii) any capital expenditures, individually or in the aggregate, in excess of $250,000, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, (x)“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(zz)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(r)    No Conflicts. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be after giving effect to the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), (i) in violation of its certificate of incorporation, by-laws, any certificate of designations or other organizational documents or (ii) in violation of or in default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of under any agreement, indenture, mortgage, deed of trust, lease, contract, indenture or other agreement or instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective properties, is bound or (iii) in violation of any law, rule, regulation, order, judgment, writ or decree of any court applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries), except in the case of clauses (ii) and (iii), for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)    Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default, non-performance or event, individually or in the aggregate, would have a Material Adverse Effect.

(t)    Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u)    Conduct of Business. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has satisfied all eligibility requirements necessary to enable its Common Stock to be listed or quoted on one or more Eligible Markets (as defined in the Warrants). During the two (2) years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market or another Eligible Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market (or other Eligible Market on which the Common Stock was previously listed) regarding the suspension or delisting of the Common Stock from such Principal Market or other Eligible Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market.

(v)    Intellectual Property. Except as described in the Registration Statement or in any document incorporated by reference therein or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary for and material to the conduct of their businesses in the manner in which they are currently being conducted; (ii) the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects in the manner in which it is being currently conducted; and (iii) none of the Company’s or its Subsidiaries’ Intellectual Property that is necessary to carry on their business in the manner in which it is being currently conducted has expired, terminated or been abandoned or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has taken commercially reasonably steps to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) none of the Intellectual Property used by the Company and necessary to the Company’s business as currently conducted has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any persons; to (y) the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed any Intellectual Property rights of any other person or entity; and (z) the Company has not received any written communications alleging that the Company has violated, infringed or conflicted with any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned or licensed by the Company and which is necessary for and material to its business as currently conducted. The Company and each of its Subsidiaries have taken commercially reasonable measures to protect the secrecy and confidentiality of their Intellectual Property.

(w)    Manipulation of Prices. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken or may take, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent (as defined in Section 3(kk)), sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(x)    Investment Company Act. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(y)    Internal Accounting Controls.

(i)    The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and liabilities; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)    The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company’s “disclosure controls and procedures” are effective in ensuring that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(z)    Industry and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(aa)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)    No Conflicts with Sanctions Laws. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee or affiliate, nor, to the Company’s knowledge, any agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a

“specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”). Neither the Company nor any of its Subsidiaries are located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). No action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (1) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (2) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (3) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(cc)    Anti-Bribery. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates (in each case, in such capacity), has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder, (iv) taken or is currently taking any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above. No action of the Company or any of its Subsidiaries in connection with the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other

Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used to for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

(dd)    Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks as is materially adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, in each case, as may be necessary to continue its business at a cost that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

(ee)    Employee Benefits. The Company and each Subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) that would reasonably be expected to have a Material Adverse Effect; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified except where failure to be so qualified would reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff)    Employee Relations.

(i)    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) or other key employee of the Company of any of its Subsidiaries has notified the Company or any such Subsidiary in writing that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s knowledge, no current executive officer or other key employee of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with a third party, and, to the Company’s knowledge, the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)    The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(gg)    Transactions with Affiliates. To the Company’s knowledge, there are no affiliations or associations between the Company, on the one hand, and any of the Company’s officers, directors or 5% or greater securityholders, on the other hand, except as set forth in the Registration Statement. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the knowledge of the Company, any other person required to be described in the Prospectus pursuant to Item 404 of Regulation S-K which have not been described in the Registration Statement or Prospectus as required.

(hh)    Environmental Laws. The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)    Listing; 1934 Act Registration. The Common Stock is quoted for trading on the Principal Market. The Company has taken no action designed to, or which would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(jj)    No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(kk)    Brokerage Fees; Commissions. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with such claim (other than for claims made by Persons engaged by the Buyers). The Company acknowledges that it has engaged Piper Jaffray & Co. (the “Agent”) as placement agent in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(ll)    Consents. Other than as described in Section 3(t) hereof, or as have been previously obtained, filed or provided, neither the Company nor any of its Subsidiaries is required to obtain any consent or authorization of, or provide prior notice to any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining, effecting or providing any of the consents, authorizations or notices required in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. pursuant to the preceding sentence.

(mm)    Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as disclosed in the Prospectus, no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 405 of the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(nn)    Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to the terms of the Certificate of Designations and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligations to issue (i) Conversion Shares in accordance with this Agreement and the Certificate of Designations and (ii) Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants are, in each case, subject to the terms and conditions set forth therein, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(oo)    Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company’s issuance of the Securities and any Buyer’s ownership of the Securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities and each Buyer’s ownership of the Securities. Except as set forth in the Registration Statement and the Prospectus, the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. For the avoidance of doubt, the provisions of this Section 3(oo) are for the benefit of each Buyer party hereto on the date hereof and are not transferable to any other Person.

(pp)    Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(qq)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(rr)    Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ss)    Acknowledgement Regarding Buyers’ Trading Activity. The Company acknowledges and agrees (i) that none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or

“derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, after the closing of the transactions contemplated by this Agreement or future transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that such Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the periods that the Securities are outstanding, including, without limitation, during the period that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.

(tt)    U.S. Real Property Holding Corporation. Neither the Company, nor any of its Subsidiaries, is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(uu)    Shell Company Status. The Company is not, and has not in the past five (5) years been, an issuer identified in Rule 144(i)(1). More than (1) year has lapsed since the Company filed current “Form 10 information” (as defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

(vv)    Bank Holding Company. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ww)    SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading.

(xx)    Placement Agent Agreement. The Company has entered into a Placement Agent Agreement, dated as of August 16, 2017, with the Agent that contains certain representations, warranties, covenants and agreements of the Company.

(yy)    Lock-Up Agreements. The Company and each of the parties set forth on Exhibit C hereto has executed and delivered to the Company a lock up agreement in the form attached hereto as Exhibit D (the “Lock-Up Agreement”).

(zz)    Indebtedness and Other Contracts. Except as set forth on Schedule 3(zz), neither the Company nor any of its Subsidiaries, (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument relating to Indebtedness, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(zz) provides a detailed description of the material terms of any such outstanding Indebtedness, including, without limitation, descriptions of any defaults, forbearances, accounts receivable and accounts payable thereunder. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP consistently applied, during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(aaa)    Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP consistently applied, during the periods involved and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(bbb)    No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ccc)    The Company acknowledges and agrees that no Buyer nor any other Person makes or has made any representations and warranties about or relating to the Buyers or with respect to the transactions contemplated by this Agreement other than those representations and warranties of the Buyers specifically set forth in Section 2, and the Company has not relied on, and expressly disclaims any reliance on, any representation, warranty or other information about or relating to the Buyers or with respect to the transactions contemplated by this Agreement except for the representations and warranties of the Buyers set forth in Section 2.

4.    COVENANTS.

(a)    Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)    Maintenance of Registration Statement. For so long as any of the Preferred Shares or Warrants remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Preferred Shares or the Warrants are outstanding, the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities, the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this Agreement, “Registrable Securities” means (i) the Conversion Shares issued or issuable pursuant to the terms of the Certificate of Designations, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any shares of capital stock of the Company issued or issuable with respect to the Preferred Shares, the Conversion Shares, the Warrants and/or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on issuance, conversion or exercise thereof.

(c)    Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing, the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(d)    Use of Proceeds. The Company will use the proceeds from the sale of the Securities in the manner described in the Prospectus.

(e)    Listing. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each securities exchange and automated quotation system, if any, upon which the Common Stock is then listed, including the Principal Market (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)    Fees. The Company shall pay an expense allowance to the Lead Investor or its designee(s) for all costs and expenses of the Lead Investor incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) through the Closing that have not been reimbursed by the Company on or prior to the Closing, which amount, at the option of such Buyer, may be withheld by such Buyer from its Purchase Price at the Closing. Notwithstanding the foregoing, in no event will the amount of costs, fees and expenses of the Lead Investor incurred through the Closing to be reimbursed by the Company pursuant to this Section 4(f) exceed $50,000 without the prior approval from the Company (in addition to any other expense amounts paid to the Lead Investor, any other Buyer or any of their respective counsel prior to the date of this Agreement). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commission payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment of any placement agent’s fees, financial advisory fees, or broker’s commissions. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g)    Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any holder of Securities (an “Investor”) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Any such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h)    Reporting Status. Until the date on which the Investors shall have sold all of the Conversion Shares and Warrant Shares and none of the Preferred Shares or Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(i)    Financial Information. The Company agrees to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system or a broadly disseminated press release, (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on

Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(j)    Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the Certificate of Designations, the form of Warrant, the form of Lock-Up Agreement and the form of Voting Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and the Lead Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. Except as required to comply with the terms and conditions of the Transaction Documents, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Lead Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Lead Investor. If the Lead Investor has, or reasonably believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries provided in breach of the preceding sentence, it shall provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of any such material, nonpublic information provided in breach of the preceding sentence or confirm in writing that such information does not constitute material, nonpublic information regarding the Company or any of its Subsidiaries. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to the Lead Investor without the Lead Investor’s prior written consent, the Company hereby covenants and agrees that the Lead Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) the Lead Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted.

(k)    Additional Preferred Shares; Variable Securities. For so long as any Preferred Shares remain outstanding, the Company will not issue any Preferred Shares or any shares of the Company’s preferred stock that are senior to or on a parity with the Preferred Shares with respect to distributions on liquidation other than to the Buyers as contemplated hereby. For so long as any Preferred Shares remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares are convertible or redeemable.

(l)    Corporate Existence. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations and the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations (for so long as any Preferred Shares remain outstanding) and the Warrants (for so long as any Warrants remain outstanding).

(m)    Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for issuance the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares to meet the Required Reserve Amount, including, without limitation, calling a special meeting of stockholders to authorize additional shares, obtaining, as may be required, stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. Upon any increase in the number of authorized or unreserved shares of Common Stock of the Company following the date hereof, the Company shall use such increased number of authorized shares to satisfy its obligations to keep the Required Reserve Amount of shares reserved for the Securities before reserving or using shares for any other purpose. The initial number of shares of Common Stock reserved for conversion or redemption of the Preferred Shares and for exercise of the Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Buyers, based on the total number of shares of Common Stock issuable pursuant to the Certificate of Designations or upon exercise of the Warrants (without regard to any limitations in exercise, including, without limitation, the Maximum Percentage) issued to each Buyer on the Closing Date (the “Authorized Share Allocation”). In the event that a Buyer shall sell or otherwise transfer any of its Preferred Shares or Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares or Warrants shall be allocated to the holders of the remaining Preferred Shares and Warrants, pro rata based on the shares of Common Stock issuable pursuant to the Certificate of Designations or upon exercise of the Warrants then held by such holders (without regard to any limitations on the conversion or redemption of the Preferred Shares or on the exercise of the Warrants).

(n)    Operations. For so long as any Preferred Shares remain outstanding, unless otherwise agreed to by the Required Holders, the Company and each of its Subsidiaries shall:

(i)    maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of its properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, in each case, were failure to maintain and preserve such existence, rights and privileges, remain qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

(ii)    maintain and preserve all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, except, in each case, were failure to so maintain and preserve or to comply would not reasonably be expected to have a Material Adverse Effect;

(iii)    maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real property leased or owned by the Company) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with the business practices of companies similarly situated to the Company, except, in each case, where failure to so maintain would not reasonably be expected to have a Material Adverse Effect;

(iv)    maintain and preserve all of its Intellectual Property Rights which are necessary for the proper conduct of its business, except where failure to so maintain and preserve would not reasonably be expected to have a Material Adverse Effect;

(v)    not conduct its business in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA, OFAC regulations and Anti-Money Laundering Laws, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect and shall continue to maintain policies and procedures reasonably designed to achieve compliance with the laws referred to in clause (iii) of Section 3(cc); and

(vi)    (A) not be an “investment company,” and affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended; (B) not become a U.S. real property holding corporation within the meaning of Section 897 of the Code (and the Company and each Subsidiary shall so certify upon any Buyer’s request); (C) not become subject to the BHCA or regulation by the Federal Reserve; (D) not own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve; and (E) not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(o)    Lock-Up. The Company shall not amend or waive any provision of the Lock-Up Agreements except to extend the term of the lock-up period contained therein and shall enforce the provisions of the Lock-Up Agreements in accordance with their terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(p)    Additional Issuances of Securities.

(i)    For purposes of this Section 4(p), the following definitions shall apply.

(1)    “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)    “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)    From the date hereof until the date (the “Trigger Date”) that is the earlier of (1) 60 days after the date on which the Stockholder Approval (as defined in Section 4(q)) is obtained and (2) May 1, 2018, the Company will not (A) directly or indirectly, file any registration statement with the SEC other than the Registration Statement and shall not file any Prospectus Supplement with respect to any Subsequent Placement (as defined below), (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii)    From the Trigger Date until the second (2nd) anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(p)(iii).

(1)    The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the anticipated price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least fifty percent (50%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata apportion of the number of Preferred Shares purchased hereunder (the “Basic Amount”) and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount; provided that (i) the Company shall promptly notify each Buyer of any changes to the anticipated price and other material terms of the Offered Securities after the Offer Notice is sent and (ii) the Company shall provide each Buyer reasonable notice (which shall not be less than four (4) hours) of the final price (or formula therefor) and other material terms of the Offered Securities before the Buyers are required to provide the Company any notice of their election to accept such Offer pursuant to Section 4(p)(iii)(2) below.

(2)    To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic

Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer, in any material respect, prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after such Buyer’s receipt of such new Offer Notice.

(3)    The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (a) the execution of such Subsequent Placement Agreement, if any, and (b) if a Subsequent Placement Agreement is so executed, either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(p)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(p)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(p)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(p)(iii)(1) above.

(5)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(p)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within fifteen (15) Business Days of the expiration of the Offer

Period, the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4(p)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.

The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel; provided that, for the avoidance of doubt, this paragraph shall not create any obligation on the Company to amend or modify, or seek to amend or modify, any of the terms or provisions of the Subsequent Placement Agreement, or otherwise prohibit the Company from consummating the respective Subsequent Placement of Refused Securities in accordance with the applicable Subsequent Placement Agreement.

(6)    Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(p)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Section 4(p)(iii).

(7)    The Company and the Buyers agree that if any Buyer elects to participate in an Offer, (x) neither the purchase agreement with respect to such Offer nor any other transaction documents related thereto, in each case, that are binding on such Buyers, shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers shall be entitled to the same registration rights provided to other investors in such Subsequent Placement.

(8)    Notwithstanding anything to the contrary in this Section 4(p) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(p)(iii). The Company shall not be permitted to deliver more than two such Offer Notices to the Buyers in any 90-day period (other than the Offer Notices contemplated by the last sentence of Section 4(p)(iii)(2) of this Agreement) Notwithstanding anything to the contrary herein, in no event shall delivery of any notice in accordance with the requirements of this Section 4(p) constitute or be deemed to constitute a breach of the Company’s obligation not to provide material non-public information regarding the Company to any Buyer or any other Person; provided the Company then complies with the applicable requirement to publicly disclose such material, nonpublic information pursuant to this Section 4(p)(iii).

(iv)    This Section 4(p) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants); provided that for purposes of this Section 4(p) such definition of Excluded Securities shall be read to delete the phrase “600,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date)” and replace it with “2% of the aggregate number of shares of Common Stock outstanding on the date of such issuance”.

(q)    Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than October 31, 2017 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Lead Investor and Schulte Roth & Zabel LLP, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market without giving effect to the Exchange Cap provisions set forth in the Certificate of Designations and/or the Warrants (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such Stockholder Approval is obtained; provided that, in no event, shall the Company be obligated to call more than three (3) Stockholder Meetings in its efforts to obtain the Stockholder Approval.

(r)     Voting Agreement. The Company shall use its best efforts to effectuate the transactions contemplated by the Voting Agreement, substantially in the form attached hereto as Exhibit E (the “Voting Agreement”), executed by the Company and each of Novartis Bioventures Ltd., UFF Innovation 14 FCPI, UFF Innovation 15 FCPI, UFF Innovation 16 FCPI, UFF Innovation 17 FCPI, Truffle InnoCroissance 2015 FCPI, UFF Innovation 5 (UFF5) FCPI, Europe Innovation 2004 (E104) FCPI, Europe Innovation 2006 (E106) FCPI, Truffle Cap II (TCII) FCPR, Truffle Fortune 4 FCPI, Truffle Fortune 5 FCPI, Truffle Fortune 6 FCPI, Redmont VAXN Capital Holdings, LLC, Redmont Venture Partners, Inc., Paradigm Venture Partners, L.P., HealthCap V LP and OFCO Club V (collectively, the “Principal Stockholders”). The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If any of the Principal Stockholders breach any provisions of the Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of the Voting Agreement in accordance with Section [4.02] thereof. In addition, if the Company receives any notice from any of the Principal Stockholders pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

(s)    Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte

Roth & Zabel LLP executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to Section 7 hereof. Each Buyer acknowledges that delivery of such copies in PDF form via email shall satisfy this requirement.

(t)    Good Standing Certificates. On or prior to thirty (30) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer a certificate evidencing the formation and good standing of the Company’s foreign Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction.

5.    REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issued and issuable pursuant to the terms of the Certificate of Designations and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Company’s transfer agent to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company pursuant to the terms of the Certificate of Designations or exercise of the Warrants in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent, with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c)    FAST Compliance While any Preferred Shares or Warrants are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)    Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(f)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)    The representations and warranties of such Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.    CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the Preferred Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)    Such Buyer shall have received the opinion of Proskauer Rose LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit G attached hereto.

(iii)    The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)    The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its U.S. Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v)    The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each material jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi)    Reserved.

(vii)    The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Company’s Certificate of Incorporation (including a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate)) and (iii) the Company’s Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit H.

(viii)    The representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit I.

(ix)    The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days before the Closing Date.

(x)    The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)    The Company shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the sale of the Securities and the transactions contemplated by the Transactions Documents and all payments thereunder.

(xii)    The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xiii)    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xiv)    Since the date of this Agreement, no event or series of events shall have occurred that reasonably could be expected to result in a Material Adverse Effect.

(xv)    Each of the Lock-Up Agreements shall be in full force and effect, enforceable against each of the parties set forth in Exhibit C hereto in accordance with their terms, and no default under any such Lock-Up Agreement

(xvi)    The Voting Agreement shall have been executed and delivered to such Buyer by the Company and each of the Principal Stockholders.

(xvii)    The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xviii)    The Company shall have provided to such Buyer the Company’s wire instructions, on the Company’s letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer.

8.    TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above.

9.    MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)    Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of the outstanding Preferred Shares issued or issuable hereunder (the “Required Holders”), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, the holders of the Preferred Shares and holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The physical addresses and e-mail addresses for such communications shall be:

If to the Company:

Altimmune, Inc.

19 Firstfield Road, Suite 200

Gaithersburg, Maryland

Telephone:     (240) 654-1450

Attention:       William Enright

E-mail: Enright@altimmune.com

with a copy (for informational purposes only) to:

Proskauer Rose LLP

One International Place

Boston, Massachusetts 02110

Telephone:     (617) 526-9889

Attention:       Ori Solomon

E-mail: osolomon@proskauer.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Telephone:         (212)509-4000

Attention:           Issac Kagen

E-mail: ikagan@continentalstock.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:     (212) 756-2000

Attention:       Eleazer N. Klein, Esq.

E-mail:           eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail containing the time and date of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. No party hereto shall assign this Agreement or any rights or obligations hereunder except in connection with a Fundamental Transaction. Following the Closing, with the consent of the Company, a Buyer may assign some or all of its rights hereunder in a pro rata matter to a transferee of such Buyer’s Preferred Shares or Warrants; (provided such transferee is not a competitor of the Company), in which event, except as otherwise limited hereunder, such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)    Survival. Unless this Agreement is terminated under Section 8, (i) the representations and warranties of the Buyers and the Company contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4 and 5 shall survive the Closing until the date on which no Warrants or Preferred Shares remain outstanding, except that Section 4(p) shall survive until the termination thereof pursuant to its terms; and (ii) Section 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Indemnification.

(i)    In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(j) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)    Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the written opinion of outside counsel to the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)    The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)    The indemnity agreements contained herein shall be, in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(v)    Any Indemnified Liability for which any Indemnitee is entitled to indemnification under this Section 9(k) shall be determined without duplication of recovery by reason of the state of facts giving rise to such Indemnified Liability constituting a breach of one or more representation, warranty or covenant.

(l)    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)     Remedies. Each Buyer shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such Buyers have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time prior to the time the Company shall perform such related obligations, upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)    Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)    Note Purchase Agreement. The Company and each of the Buyers (other than the Lead Investor) hereby acknowledge and agree that (i) the closing of the transactions contemplated by this Agreement constitutes the “Second Closing” pursuant to that certain Convertible Promissory Note Purchase Agreement, dated as of January 18, 2017, by and among Altimmune, Inc. (together with its successors, “Private Altimmune”) and the purchasers listed on the Schedule of Purchasers attached as Exhibit A-1 thereto (the “NPA”), (ii) the purchase of Preferred Shares and Warrants hereunder fully satisfies the obligation of each such Buyer to purchase Pubco Shares (as defined in the NPA) pursuant to Section 1.4 of the NPA, and (iii) upon the closing of the purchase of Preferred Shares and Warrants as contemplated hereby against payment therefor by a Buyer hereunder, the NPA is hereby terminated and of no further force and effect with respect to such Buyer, the Company or Private Altimmune, and such Buyer shall have no further rights or obligations thereunder or related thereto.

(q)    Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: ALTIMMUNE, INC.

By:	/s/ William Enright
Name: William Enright
Title: President and Chief Executive Officer

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER: HUDSON BAY MASTER FUND LTD.

By: Hudson Bay Capital Management LP, as its Investment Manager

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: ALEXANDRIA VENTURE INVESTMENTS, LLC

By: Alexandria Real Estate Equities, Inc., its managing member

By:	/s/ Aaron Jacobson
Name: Aaron Joacobson
Title: VP – Corporate Counsel

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Scott A. Powell
Name: Scott A. Powell

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ David Leon Ashford
Name: David Leon Ashford

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ John N. Lauriello
Name: John N. Lauriello

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: PRIVATE MARKET INVESTMENT FUND II, LLC

By: Fidelis Capital, LLC Its: Authorized Representative

By:	/s/ Steven M. Dauphin
Name: Steven M. Dauphin
Title: Member

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: TREBLE RANGE PARTNERS II, LLC

By:	/s/ Steven M. Dauphin
Name: Steven M. Dauphin
Title: Partner

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Robert J. Lauf
Name: Robert J. Lauf

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Philip F. Lauf
Name: Philip F. Lauf

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: DEANN HICKMAN GILES REVOCABLE TRUST

By:	/s/ DeAnn Hickman Giles
Name: DeAnn Hickman Giles
Title: Trustee

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Julie Giles Parkes
Name: Julie Giles Parkes

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Kent R. Van Kampen
Name: Kent R. Van Kampen

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: RUDY VAN KAMPEN FAMILY PARTNERSHIP

By:	/s/ Kent R. Van Kampen
Name: Kent R. Van Kampen
Title: General Partner

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: NOVARTIS BIOVENTURES, LTD

By:	/s/ Anja Konig
Name: Anja Konig
Title: Authorized Signatory

By:	/s/ Bartosz Dzikowski
Name: Bartosz Dzikowski
Title: Authorized Signatory

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: HEALTHCAP V LP By HealthCap V GP SA

By:	/s/ Edgar Phillippin
Name: Edgar Philippin
Title: By proxy

By:	/s/ Dag Richter
Name: Dag Richter
Title: Director

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: TRUFFLE FORTUNE 4 FCPI

By:	/s/ Philippe Pouletty
Name: Philippe Pouletty
Title: Managing Partner

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: UFF UNNOVATION 15 FCPI

By:	/s/ Philippe Pouletty
Name: Philippe Pouletty
Title: Managing Partner

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: UFF UNNOVATION 14 FCPI

By:	/s/ Philippe Pouletty
Name: Philippe Pouletty
Title: Managing Partner

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: OFCO CLUB V

By:	/s/ Jacob Gunterberg and Bjorn Odlander
Name: Jacob Gunterberg and Bjorn Odlander
Title: Authorized Signatories

[Signature Page to Securities

Purchase Agreement]

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Warrant
Exhibit C	Parties to Lock-Up Agreement
Exhibit D	Form of Lock-Up Agreement
Exhibit E	Form of Voting Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Opinion of Company’s Counsel
Exhibit H	Form of Secretary’s Certificate
Exhibit I	Form of Officer’s Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus
Schedule 3(c)	Significant Subsidiaries
Schedule 3(f)	Equity Capitalization
Schedule 3(zz)	Indebtedness

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address, Facsimile Number and Email	Number of Preferred Shares	Number of Warrant Shares	Purchase Price	Legal Representative’s Address, Facsimile Number and Email	Election to be subject to the Maximum Percentage (as defined in the Certificate of Designations):
Hudson Bay Master Fund Ltd.		10,638.298	1,593,753	$10,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376	Yes
Novartis Bioventures Ltd.		3,104.447	465,086	$2,918,180.00		No
HealthCap V LP		305.787	45,811	$287,440.00		No
UFF Innovation 14 FCPI		204.894	30,696	$192,600.00		No
UFF Innovation 15 FCPI		273.191	40,927	$256,800.00		No
Truffle Fortune 4 FCPI		204.894	30,696	$192,600.00		No
Alexandria Venture Investments, LLC		310.447	46,509	$291,820.00		No
Robert J. Lauf		15.521	2,325	$14,590.00		No
Philip F. Lauf		7.447	1,116	$7,000.00		No
Julie Giles Parkes		6.213	931	$5,840.00		No
Rudy Van Kampen Family Partnership		3.106	465	$2,920.00		No
Dr. Kent R. Van Kampen, D.V.M., Ph.D.		3.106	465	$2,920.00		No
OFCO Club V		4.660	698	$4,380.00		No
Scott A. Powell		62.085	9,301	$58,360.00		No
Private Market Investment Fund II, LLC		381.234	57,114	$358,360.00		No
Treble Range Partners II, LLC		31.043	4,651	$29,180.00		No
David Leon Ashford		62.085	9,301	$58,360.00		No
John N. Lauriello		31.043	4,651	$29,180.00		No
DeAnn Hickman Giles Revocable Trust		6.213	931	$5,840.00		No
TOTAL		15,655.714	2,345,427	$14,716,370

EXHIBIT D

ALTIMMUNE, INC.

August     , 2017

Altimmune, Inc.

19 Firstfield Road

Gaithersburg, MD 20878

Telephone:    (240) 654-1450

Attention:      William Enright, Chief Executive Officer

E-mail:          benright@altimmune.com

Re: Altimmune, Inc. - Lock-Up Agreement

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August     , 2017 (the “Subscription Date”) by and among Altimmune, Inc. (the “Company”) and the investors party thereto (the “Buyers”), with respect to the issuance of (i) shares of Series B Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Preferred Shares”), which are convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series B Preferred Shares and (ii) warrants, which are exercisable to purchase shares of Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

In order to induce the Buyers to enter into the Securities Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the earlier of (x) the first (1st) anniversary of the Closing Date and (y) the date on which no Preferred Shares are outstanding (the “Lock-Up Period”), the undersigned will not, directly or indirectly (including, without limitation, through any entity controlled by the undersigned), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, directly or indirectly (including, without limitation, through any entity controlled by the undersigned), from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (a) (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) issued pursuant to an exchange of Company’s options that are out-of-the-money with the Company; provided that any securities issued upon such exchange shall then become subject to the lockup provisions contained in this Agreement or (iv) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, (b) acquired pursuant to the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan or omnibus incentive plan, provided that any securities issued upon such acquisition or exercise, as applicable, shall then become subject to the lockup provisions contained in this Agreement, (c) pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof provided that such plan, contract or instruction is not amended, modified or changed on or after the Subscription Date or (d) if any affiliate of the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the undersigned or (2) as distributions to the partners, limited liability company members or stockholders of the undersigned or holders of similar equity interest in the undersigned, provided, in each case, that the transferee then becomes subject to the lockup provisions contained in this Agreement[; provided, further, that notwithstanding the immediately preceding proviso, the transferees of 1,278,471 of the Undersigned’s Shares held as of the date hereof by Redmont VAXN Capital Holdings, LLC shall not be required to become subject to the lockup provisions contained in this Agreement solely if such transfer occurs after the date the Company obtains Stockholder Approval]1. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions after the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent (the “Transfer Agent”) and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company may impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Securities Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Securities Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[1]	To be inserted solely in the Lockup Agreement of Philip Hodges.

2

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

3

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:

ALTIMMUNE, INC.

By:
Name:
Title:

4

EXHIBIT E

VOTING AGREEMENT

VOTING AGREEMENT, dated as of August     , 2017 (this “Agreement”), by and between Altimmune, Inc., a Delaware corporation (the “Company”), and the stockholder listed on the signature page hereto under the heading “Stockholder”.

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of August     , 2017 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase (i) shares of Series B Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Preferred Shares”), which are convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series B Preferred Shares and (ii) warrants, which are exercisable to purchase shares of Common Stock.

WHEREAS, as of the date hereof, the Stockholder owns at least [●] shares of Common Stock, which represents at least [●]1% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Stockholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder prior to the date the Company obtains Stockholder Approval (as defined in the Securities Purchase Agreement) and any other securities, if any, which the Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote prior to the date the Company obtains the Stockholder Approval, at any meeting of stockholders of the Company (the “Other Securities”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholder shall vote its shares of Common Stock and its Other Securities, if applicable: (a) in favor of the Stockholder Approval; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which

[1]	Percentage of voting agreement parties in total to be not less than 38%.

could result in any of the conditions to the Company’s obligations under the Securities Purchase Agreement not being fulfilled, as determined in good faith by the Company’s officers or board of directors. The Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to each of the Investors as follows:

SECTION 2.01. Authority Relative to This Agreement. The Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Stock or the Other Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by the Stockholder, if any, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Common Stock or Other Securities owned by the Stockholder are bound.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, the Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A

2

attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock are all the securities of the Company owned, either of record or beneficially, by the Stockholder. Such Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to its shares of Common Stock or Other Securities, if any, owned by the Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Encumbrance of Stock. The Stockholder hereby covenants and agrees that, until the Stockholder Approval has been obtained, except as contemplated by this Agreement, the Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights (except for such agreements or limitations that would not adversely affect the Stockholder’s ability to perform its obligations under this Agreement), charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to its shares of Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that the Stockholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company a written agreement in form and substance substantially similar to this Agreement.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Stockholder will execute and deliver such proxies, powers of attorney and similar documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated by Section 1.01 hereof.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

3

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4

SECTION 4.07. Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval. In the event that (i) the Stockholder fully complies with its obligations pursuant to Sections 1.01, 3.01 and 4.01, and (ii) the Stockholder Approval is obtained by the Company, then the Stockholder shall not have any further liability hereunder for any action, failure to act, event, circumstance or condition, whether the same shall occur before or after the time the Stockholder Approval is obtained by the Company.

[Signature Page Follows]

5